Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

Brown Brothers Harriman & Co.
Global Subcustodian Network
October 2010

	Country	Subcustodian	City / Country
	Australia	HSBC Bank Australia Limited	Sydney / Australia
	Austria	Unicredit Bank Austria AG	Vienna / Austria
	Bahrain	HSBC Bank Middle East Limited, Bahrain Branch	Manama / Bahrain
	Bangladesh	Standard Chartered Bank, Bangladesh Branch	Dhaka / Bangladesh
	Belgium	BNP Paribas Securities Services, Paris Branch	Brussels / Belgium
	Bermuda	Bank of Bermuda HSBC	Hamilton / Bermuda
	Botswana	Stanbic Bank Botswa N/A Ltd	Gaborone / Botswana
	Brazil	Citibank N.A., São Paulo	Sao Paulo / Brazil
	Bulgaria	ING Bank, N.V., Sofia Branch	Sofia / Bulgaria
	Canada	RBC Dexia Investor Services Trust (RBC Dexia)	Toronto / Canada
	Chile	Banco de Chile	Santiago / Chile
	China	Standard Chartered Bank (China) Limited	Shanghai / China
	Colombia	Cititrust Colombia, S.A. Sociedad Fiduciaria	Bogota / Colombia
	Cyprus	BNP Paribas Securities Services, Athens Branch	Athens / Greece
	Czech Republic	Citibank Europe plc	Praha / Czech Republic
	Denmark	Danske Bank A/S	Copenhagen / Denmark
	Egypt	Citibank, N.A., Cairo Branch	Cairo / Egypt
	Estonia	Swedbank AS	Tallinn / Finland
	Finland	Nordea Bank Finland Plc	Helsinki / Finland
	France	BNP Paribas Securities Services S.A., Paris Branch	Paris / France
	Germany	Deutsche Bank AG, Frankfurt	Frankfurt / Germany
	Ghana	Barclays Bank of Ghana Ltd.	Accra / Ghana
	Greece	HSBC Bank Plc, Athens Branch	Athens / Greece
	Hong Kong	Hongkong & Shanghai Banking Corporation (HSBC)	Central / Hong Kong
	Hungary	UniCredit Bank Hungary ZRT	Budapest / Hungary
	India	Citibank, N.A., Mumbai Branch	Mumbai / India
		Hongkong & Shanghai Banking Corporation (HSBC), India Branch	Mumbai / India
	Indonesia	Citibank, N.A., Jakarta Branch	Jakarta / Indonesia
	Ireland	Citibank N.A., London Branch	London / UK
	Israel	Bank Hapoalim BM	Tel Aviv / Israel
	Italy	BNP Paribas Securities Services, Milan Branch	Milan / Italy
	Japan	Bank of Tokyo-Mitsubishi UFJ Ltd	Tokyo / Japan
	Jordan	HSBC Bank Middle East Limited, Jordan Branch	Western Amman / Jordan
	Kenya	CfC Stanbic Bank Ltd	Nairobi / Kenya
	Lebanon	HSBC Bank Middle East Limited, Lebanon Branch	Beirut / Lebanon
	Luxembourg	Kredietbank Luxembourg	Luxembourg
	Malaysia	Standard Chartered Bank Malaysia Berhad	Kuala Lumpur / Malaysia
	Mauritius	Hongkong & Shanghai Banking Corporation (HSBC), Mauritius Branch	Port Louis / Mauritius
	Mexico	Banco Nacional de Mexico, S.A. (Banamex)	Mexico City / Mexico
	Morocco	Citibank Maghreb	Casablanca / Morocco
	Namibia	Standard Bank Namibia Limited	Windhoek / Namibia
	Netherlands	BNP Paribas Securities Services, Paris Branch	Amsterdam / Netherlands
	New Zealand	Hongkong & Shanghai Banking Corporation (HSBC), New Zealand Branch	Auckland / New Zealand
	Norway	DNB Bank Nor ASA	Oslo / Norway
	Oman	HSBC Bank Middle East Limited, Oman Branch	Ruwi / Oman
	Pakistan	Standard Chartered Bank (Pakistan) Limited	Karachi / Pakistan
	Peru	Citibank del Peru S.A.	Lima / Peru
	Philippines	Hongkong & Shanghai Banking Corporation (HSBC), Philippine Branch	Manila / Philippines
	Poland	Bank Handlowy w Warszawie SA	Warsaw / Poland
	Portugal	BNP Paribas Securities Services S.A., Paris Branch	Paris / France
	Romania	ING Bank N.V., Bucharest Branch	Bucharest / Romania
	Russia	ZAO Citibank	Moscow / Russia
	Singapore	Standard Chartered Bank, Singapore branch	Singapore
	Slovakia	ING Bank NV, Bratislava Branch	Bratislava / Slovakia
	Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana / Slovenia
	South Africa	Standard Bank of South Africa Limited	Johannesburg / South Africa
	South Korea	Citibank Korea Inc.	Seoul / South Korea
	Spain	Société Générale Sucursal en España S.A.	Madrid / Spain
	Sri Lanka	Hongkong & Shanghai Banking Corporation (HSBC), Sri Lanka Branch	Colombo / Sri Lanka
	Swaziland	Standard Bank Swaziland	Mbabane / Swaziland
	Sweden	Skandinaviska Enskilda Banken AB (publ)	Stockholm / Sweden
	Switzerland	UBS AG	Zurich / Switzerland
	Taiwan	Standard Chartered Bank (Taiwan) Ltd.	Taipei / Taiwan
	Thailand	Hongkong & Shanghai Banking Corporation (HSBC), Thailand Branch	Bangkok / Thailand
	Transnational	Brown Brothers Harriman & Co.	Boston, MA / New York, NY
	Turkey	Citibank Anonim Sirkiti	Istanbul / Turkey
	United Arab Emirates (ADX, DFM and NASDAQ Dubai)	HSBC Bank Middle East Limited (DIFC) branch	Dubai / UAE
	United Kingdom	HSBC Bank Plc	London / UK
	Uruguay	Banco Itaú Uruguay S.A.	Montevideo / Uruguay
	Venezuela	Citibank, N.A., Caracas Branch	Caracas / Venezuela
	Zambia	Stanbic Bank Zambia Ltd.	Lusaka / Zambia
	Zimbabwe	Stanbic Bank Zimbabwe Limited	Harare / Zimbabwe